SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders of The Priceline Group Inc. (the "Company") was held on June 4, 2015 in New York, New York. The following proposals were voted on by the Company’s stockholders with the following results:

1.
The stockholders of the Company elected all of the Company’s nominees for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The votes were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Timothy M. Armstrong	42,802,263	689,432	—	2,741,582
Howard W. Barker, Jr.	42,622,097	869,598	—	2,741,582
Jeffery H. Boyd	42,935,114	556,581	—	2,741,582
Jan L. Docter	43,181,447	310,248	—	2,741,582
Jeffrey E. Epstein	42,952,336	539,359	—	2,741,582
James M. Guyette	42,293,788	1,197,907	—	2,741,582
Darren R. Huston	43,048,190	443,505	—	2,741,582
Charles H. Noski	43,188,568	303,127	—	2,741,582
Nancy B. Peretsman	42,841,080	650,615	—	2,741,582
Thomas E. Rothman	42,801,518	690,177	—	2,741,582
Craig W. Rydin	43,218,023	273,672	—	2,741,582

2.	A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 was approved as follows:

Votes For:	45,932,586
Votes Against:	206,935
Abstentions:	93,756
Broker Non-Votes:	—

3.	A proposal to approve on an advisory basis the compensation paid by the Company to its named executive officers was approved as follows:

Votes For:	42,463,511
Votes Against:	927,093
Abstentions:	101,091
Broker Non-Votes:	2,741,582

4.	A non-binding stockholder proposal concerning stockholder action by written consent was not approved as follows:

Votes For:	16,499,524
Votes Against:	26,808,974
Abstentions:	183,197
Broker Non-Votes:	2,741,582

5.	A non-binding stockholder proposal concerning proxy access was approved as follows:

Votes For:	23,288,596
Votes Against:	20,103,340
Abstentions:	99,759
Broker Non-Votes:	2,741,582

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Peter J. Millones
	Name:	Peter J. Millones
	Title:	Executive Vice President, General Counsel and Secretary

Date:  June 4, 2015